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                                  EXHIBIT (5)
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                          FORM OF APPLICATION FOR THE
                  RETIREMENT INCOME BUILDER VARIABLE ANNUITY.
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    RETIREMENT INCOME BUILDER VARIABLE ANNUITY

     Issued by: PFL Life Insurance Company ("PFL Life") * 4333 Edgewood Road
     N.E., Cedar Rapids, IA 52499-0001 * Policyholder Service: 800-525-6205
     Mail the application and check payable to: PFL Life Insurance Company *
     4333 Edgewood Road N.E., Cedar Rapids, IA 52499-0001, Attn: Variable
     Annuity
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1.   Owner(s)                Name __________________________________________         [_] M  [_] F     Birthdate _____/ _____ / _____
     If the owner
     is a Trust,             Address  ______________________________________________________________________________________________
     please provide                         Street                City               State                   Zip
     verification
     of trustees             Soc. Sec. No.  ________________________________         Phone No.  ___________________________________

                             Name __________________________________________         [_] M  [_] F     Birthdate _____/ _____ / ____

                             Address  _____________________________________________________________________________________________
                                            Street                City               State                   Zip

                             Soc. Sec. No.  ________________________________         Phone No.  ___________________________________

 ....................................................................................................................................

     Annuitant               Name  _________________________________________         [_] M  [_] F     Birthdate _____ / _____ /_____
     Leave this section
     blank if Annuitant      Address  ______________________________________________________________________________________________
     is same as sole                         Street               City               State                    Zip
     Owner
                             Soc. Sec. No.  ________________________________         Relationship to Owner  _______________________
                             .   If you, the policy owner, have named someone other than yourself as the annuitant, please select one of the following regarding payment of the death proceeds. If neither is selected, the first option will be deemed in effect:
                                 [_] At the named annuitant's death, I wish to become the annuitant and defer payment of death proceeds until my death.
                                 [_] At the named annuitant's death, I wish to have the death proceeds paid to the named beneficiary.

                             Policy Owner Signature Required (when applicable):____________________________________________________

 ....................................................................................................................................

     Beneficiary(ies)        Primary  ____________________________________          Relationship to Owner  ________________________

                             Contingent  _________________________________          Relationship to Owner  ________________________

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2.   Premium Payment/   Initial Premium $  ____________________ (Min: $2000)
     Plan Options       Investment Allocation (whole % only, no fractions)
                        Variable Options:                           PFL Life Fixed Rate Options:      Death Benefit Option
                        -----------------                           ----------------------------      --------------------
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                        [_] VIP II: Asset Manager            .0%    [_] 1 Year                .0%     (Select only one):
                                                           ------                           ------
                        [_] VIP II: Asset Manager - Growth   .0%    [_] 3 Year                .0%     Your selection cannot be
                                                           ------                           ------    changed after the policy has
                        [_] VIP: Growth                      .0%    [_] 5 Year                .0%     been issued.  If no option has
                                                           ------                           ------    been specified, the contract
                        [_] VIP II: Contrafund               .0%    [_] 7 Year                .0%     will be issued with the option
                                                           ------                           ------    for return of premium less
                        [_] VIP II: Index 500                .0%    Total (all)              100%     distributions (Option A).
                                                           ------
                        [_] VIP: Money Market                .0%   Note:  Initial variable premium    [_] Option A - Return of
                                                           ------  payments will be invested in the       premiums paid less
                        [_] VIP: Overseas                    .0%   VIP Money Market Option for at         distributions taken.
                                                           ------  least 14 days, or longer, based        Annual Mortality and
                        [_] VIP: High Income                 .0%   on your state's "Right to Cancel"      Expense (M&E) risk fee
                                                           ------  period.  See your policy for           and administrative charge
                        [_] VIP II: Investment Grade Bond    .0%   details.                               is 1.25%.
                                                           ------                                     [_] Option B - 5% Annually
                        [_] VIP III: Growth Opportunities    .0%                                          Compounding Death Benefit.
                                                           ------                                         Maximum issue age of 80:
                        [_] VIP III: Growth & Income         .0%                                          Annual M&E risk fee and
                                                           ------                                         administrative charge is
                        [_] VIP III: Balanced Portfolio      .0%                                          1.40%
                                                           ------                                     [_] Option C - Annual
                        [_] VIP: Money Market                .0%                                          Step-Up Death Benefit:
                                                           ------                                         Maximum issue age of 80:
                        Additional: ______________________   .0%                                          Annual M&E risks fee and
                                                           ------                                         administrative charge is
                        Additional: ______________________   .0%                                          1.40%.
                                                           ------

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     Special              Please initial one: I authorize my Registered Rep. and myself ______ or myself only ______ to make
     Instructions         telephone transfer requests.
                          Registered Representative's Name  _________________________________
 ....................................................................................................................................
     Replacement          Will this annuity replace or change any existing annuity or life insurance? [_] Yes [_] No  (If Yes,
     Information          complete the following.)
                          Company  ____________________________________________________  Policy No.   ______________________________
 ....................................................................................................................................
     Tax Qualified Plan   [_] Yes [_] No (If Yes, Complete the following.)    [_] Other Tax Qualified Plan  _________________ (type)

                          [_] IRA Rollover:  $ _______  [_] IRA:  $ _______ Yr. of Contribution: ______  [_] IRA Transfer
                          [_] Qualified Plan Rollover
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3.                         .  I understand that Policy Values, when allocated to any of the variable options above are not guaranteed as to a fixed dollar amount.
                           .  When funds are allocated to the Fixed Account Guarantee Periods, Policy Values under the policy may increase or decrease in accordance with the Excess Interest Adjustment prior to the end of the
                              Guarantee Period.
                           .  I have reviewed my existing insurance coverage and find this policy suitable for my needs.
                           .  AZ, CA, ID, LA, NM, NV, TX, WA and WI: Spousal consent is required when the spouse is not designated a
                              Policy Owner and/or a Primary Beneficiary and has purchased this annuity in, and/or resides in a community or marital property state, at the time of sale. By signing below, I (consenting spouse)
                              understand and hereby give my consent for the Policy Owner to designate someone other than myself as
                              Primary Beneficiary or Owner of the policy represented by this application. I also understand that this designation may affect my community or marital rights to the proceeds of this policy.
                              I  [_] was never married.   [_] am divorced.     [_] My spouse is deceased.
                              Spouse's Signature  _______________________________________________      Date ______ / ______ / ______
                          .   To the best of my knowledge and belief, my answers to the questions on this application are correct and true, and I agree that this application becomes a part of the annuity policy when issued to me. If this application is part of an instant issue policy, I acknowledge that I am in receipt of a complete copy of the policy provisions herewith.
                          .   This application is subject to acceptance by PFL Life. If this application is rejected for any reason,
                              PFL Life will be liable only for return of premiums paid.
                          .   Send me a copy of the Statement of Additional Information.[_]
                          .   I am in receipt of a current prospectus for this variable annuity.
 ....................................................................................................................................
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     Signature(s)            Under penalties of perjury, I hereby certify (1) that the Social Security or Tax ID Number listed above is correct and (2) that I am currently not subject to backup withholding [cross out (2)
                             if not correct.](see below). The Internal Revenue Service does not require your consent to any provision of this application other than the certifications required to avoid backup withholding.
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                             Signed at _____________________________________________________________  Date  ______ / ______ / ______
                                        City                          State

                             Owner(s) ________________________________    Annuitant (if not Owner) _________________________________
 ....................................................................................................................................
     Agent Use               Do you have reason to believe the annuity applied for will replace or change any existing annuity or
     Only                    life insurance? [_] Yes [_] No
                             Registered Rep./Licensed Agent (Please print) ________________________  Signed  _______________________

                             Phone No.  _____________________  Soc. Sec. No.  __________________  PFL Agent #  _____________________

                             Firm Name ___________________________________  Firm Address ___________________________________________
 ....................................................................................................................................
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**Purpose of Statement. This statement is for the payor (Insurance Company) of interest, dividends, and certain other payments so that you will not be subject to the 31% backup withholding that became effective January 1, 1984.
           This statement is used to report and certify your taxpayer identification number (TIN) to the payor, to certify that you are not subject to backup withholding because of underreporting interest and dividends on your tax return, and to claim exemption from backup withholding if you are an exempt payee.
           If you do not certify your TIN, the payor may be required to withhold
31% of payments made to you. What is Backup Withholding. The Interest and
Dividend Tax Compliance Act of 1983 requires payors to withhold and pay to IRS
31% of payments of interest, dividends, and certain other payments under certain conditions. This is called "backup withholding." If you give your correct TIN, certify your TIN when required, and report all your taxable interest and dividends on your tax return, your payments will not be subject to backup withholding.
         Payments you receive will be subject to backup withholding if:
(1)      You do not furnish your TIN to the payor, or
(2)      IRS notifies the payor that you furnished an incorrect TIN, or
(3)      You are notified by IRS that you are subject to backup withholding because you failed to report all your interest and dividends on your tax return (for interest and dividend accounts only), or
(4)      You fail to certify to the payor that you are not subject to backup withholding under (3) above (for interest and dividend accounts opened after 1983 only), or
(5)      You fail to certify your TIN. This applies only to interest, dividend broker, or barter exchange accounts opened after 1983, or broker accounts considered inactive in 1983.

For other payments, you are subject to backup withholding only if (1) or (2) above applies.